UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2024

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (516) 268-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	“NFE”	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 8, 2024 (the “Issue Date”), New Fortress Energy Inc. (the “Company”) closed its previously announced private offering of $750,000,000 aggregate principal amount of 8.750% senior secured notes due 2029 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of March 8, 2024 (the “Indenture”), by and among the Company, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and as notes collateral agent.

As of the Issue Date, the Notes will be guaranteed, jointly and severally, subject to certain exceptions and thresholds, by each domestic subsidiary and foreign subsidiary that is a wholly-owned restricted subsidiary of the Company, other than (as defined in the Indenture) (i) any Qualified Liquefaction Development Entities, (ii) any Receivables Subsidiaries, (iii) any Immaterial Subsidiaries, (iv) any Captive Insurance Subsidiaries, (v) any not-for-profit or special purpose Subsidiaries and (vi) any Subsidiary with respect to which a guarantee would result in material adverse tax consequences, as reasonably determined by the Company (the “guarantors”). The Notes and the guarantees thereof will be senior secured obligations of the Company and the guarantors, secured on a first-priority basis by liens on the Collateral (as defined in the Indenture), subject to permitted liens and certain other exceptions.

The Notes will bear interest at a rate of 8.750% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2024, to persons who are registered holders of the Notes on the immediately preceding March 1 and September 1, respectively.

The Indenture limits the ability of the Company and its restricted subsidiaries to, among other things, incur additional indebtedness or issue certain preferred shares, incur liens that secure indebtedness, make restricted payments, create dividend restrictions and other payment restrictions that affect the Company’s restricted subsidiaries, sell or transfer certain assets, engage in certain transactions with affiliates and merge or consolidate or transfer all or substantially all of the Company’s assets, in each case subject to certain exceptions and qualifications set forth in the Indenture.

In the event of a Change of Control (as defined in the Indenture), each holder of the Notes will have the right to require the Company to repurchase all or any part of that holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes repurchased thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of such repurchase.

The Notes will mature on March 15, 2029. Prior to March 15, 2026, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, plus a “make-whole” premium, as described in the Indenture. On or after March 15, 2026, the Company may redeem some or all of the Notes at the applicable redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, prior to March 15, 2026, the Company may redeem up to 40.0% of the aggregate principal amount of the Notes at a redemption price equal to 108.750% of the principal amount thereof, in an aggregate amount equal to or less than the amount of net cash proceeds from certain equity offerings, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, breach of other agreements in respect of the Notes, acceleration of certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable, failure to perfect certain collateral securing the Notes and certain events of bankruptcy or insolvency.

The security interest of the secured parties under the Notes in the Collateral will rank pari passu with the security interest of the holders of the Company’s existing 6.750% Senior Secured Notes due 2025 (the “2025 Notes”) and 6.500% Senior Secured Notes due 2026, as well as its Revolving Credit Facility, the Letter of Credit Facility and the Term Loan B Facility, in the Collateral, and an equal priority intercreditor agreement will govern the treatment of such equal priority Collateral. The Notes will be effectively junior in right of payment to the Revolving Credit Facility, the Letter of Credit Facility and the Term Loan B Facility to the extent of the value of the assets constituting the Company’s First FLNG Facility (as defined in the Indenture) off the coast of Altamira, Mexico, the Company’s subsidiary owners of which guarantee those credit facilities, and which does not constitute Collateral for the Notes.

The foregoing description of the Indenture, the Notes and the related pledge and security agreement (the “Pledge and Security Agreement”) does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture and the Pledge and Security Agreement, copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2 respectively, and incorporated herein by reference.

The Notes and the guarantees thereof have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

As previously disclosed, the Company intends to use the net proceeds from the sales of the Notes to repay a portion of its outstanding indebtedness, including to repurchase up to $375 million of the 2025 Notes pursuant to its tender offer announced on March 5, 2024, together with any fees and related expenses, and/or for general corporate purposes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated March 8, 2024, by and among New Fortress Energy, Inc., the subsidiary guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association, as trustee and as notes collateral agent.
4.2	Pledge and Security Agreement, dated March 8, 2024, by and among New Fortress Energy Inc., the subsidiary guarantors, from time to time party thereto, and U.S. Bank Trust Company, National Association, as notes collateral agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain statements and information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition or the stock prices of the Company. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described herein will not be achieved. These forward-looking statements are necessarily estimates based upon current information and are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Company's annual report, quarterly and other reports filed with the SEC, which could cause its actual results to differ materially from those contained in any forward-looking statement. The Company undertakes no duty to update these forward-looking statements, even though its situation may change in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW FORTRESS ENERGY INC.

Date:March 5, 2024	By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer